Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-261755 on Form S-8 of our report dated March 30, 2022, relating to the consolidated financial statements of Cian PLC and subsidiaries (the "Company”) appearing in this Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ AO Deloitte & Touche CIS

Moscow, the Russian Federation

May 2, 2022